Exhibit(a)(17)

                         GLOBAL/INTERNATIONAL FUND, INC.
                             ARTICLES SUPPLEMENTARY

         Global/International Fund, Inc., a Maryland corporation (which is hereinafter called the "Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors has duly designated and classified 50,000,000 of the authorized but unissued, unclassified and undesignated shares of the capital stock of the Corporation, par value $0.01 per share, as a new class of shares of the "Global Fund" series of the Corporation's capital stock, with such shares being designated and classified as "Class R shares" of the "Global Fund" series.

         SECOND: Immediately before the designation and classification effected by these Articles Supplementary, the Corporation had the authority to issue 1,559,993,796 shares of capital stock, $0.01 par value per share, three hundred twenty million (320,000,000) shares of authorized capital stock being designated as the "Emerging Markets Income Fund" series, of which one hundred million (100,000,000) shares were designated as the "Class S shares" class of the "Emerging Markets Income" Fund series, one hundred million (100,000,000) shares were designated as the "AARP shares" class of the "Emerging Markets Income Fund" series, fifty million (50,000,000) shares were designated as the "Class A shares" class of the "Emerging Markets Income Fund" series, fifty million (50,000,000) shares were designated as the "Class B shares" class of the "Emerging Markets Income Fund" series, and twenty million (20,000,000) shares were designated as the "Class C shares" class of the "Emerging Markets Income Fund" series; five hundred twenty-nine million one hundred fifty-four thousand five hundred seventy five (529,154,575) shares of authorized capital stock being designated as the "Global Bond Fund" series, of which three hundred nine million one hundred fifty-four thousand five hundred seventy five (309,154,575) shares were designated as the "Class S shares" class of the "Global Bond Fund" series, one hundred million (100,000,000) shares were designated as the "AARP shares" class of the "Global Bond Fund" series, fifty million (50,000,000) shares were designated as the "Class A shares" class of the "Global Bond Fund" series, fifty million (50,000,000) shares were designated as the "Class B shares" class of the "Global Bond Fund" series, and twenty million (20,000,000) shares were designated as the "Class C shares" class of the "Global Bond Fund" series; three hundred twenty million (320,000,000) shares of authorized capital stock being designated as the "Global Fund" series, of which one hundred million (100,000,000) shares were designated as the "Class S shares" class of the "Global Fund" series, one hundred million (100,000,000) shares were designated as the "AARP shares" class of the "Global Fund" series, fifty million (50,000,000) shares were designated as the "Class A shares" class of the "Global Fund" series, fifty million (50,000,000) shares were designated as the "Class B shares" class of the "Global Fund" series, and twenty million (20,000,000) shares were designated as the "Class C shares" class of the "Global Fund" series; two hundred million (200,000,000) shares being designated as the "Global Discovery Fund" series, of which forty million (40,000,000) shares were designated as the "Class A shares" class of the "Global Discovery Fund" series, twenty million (20,000,000) shares were designated as the "Class B shares" class of the "Global Discovery Fund" series, ten million (10,000,000) shares were designated as the "Class C shares" class of the "Global Discovery Fund" series, thirty million (30,000,000) shares were designated as "Class S shares" or "Scudder shares" class of the "Global Discovery Fund" series, and one



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hundred million (100,000,000) shares were designated as the "AARP shares" class of the "Global Discovery Fund" series; and one hundred ninety million eight hundred thirty-nine thousand two hundred twenty-one (190,839,221) shares of capital stock which will not be designated or classified.

         Immediately after the designation and classification effected by these Articles Supplementary, the Corporation will continue to have the authority to issue 1,559,993,796 shares of capital stock, $0.01 par value per share, three hundred twenty million (320,000,000) shares of authorized capital stock being designated as the "Emerging Markets Income Fund" series, of which one hundred million (100,000,000) shares will be designated as the "Class S shares" class of the "Emerging Markets Income" Fund series, one hundred million (100,000,000) shares will be designated as the "AARP shares" class of the "Emerging Markets Income Fund" series, fifty million (50,000,000) shares will be designated as the "Class A shares" class of the "Emerging Markets Income Fund" series, fifty million (50,000,000) shares will be designated as the "Class B shares" class of the "Emerging Markets Income Fund" series, and twenty million (20,000,000) shares will be designated as the "Class C shares" class of the "Emerging Markets Income Fund" series; five hundred twenty-nine million one hundred fifty-four thousand five hundred seventy five (529,154,575) shares of authorized capital stock being designated as the "Global Bond Fund" series, of which three hundred nine million one hundred fifty-four thousand five hundred seventy five (309,154,575) shares will be designated as the "Class S shares" class of the "Global Bond Fund" series, one hundred million (100,000,000) shares will be designated as the "AARP shares" class of the "Global Bond Fund" series, fifty million (50,000,000) shares will be designated as the "Class A shares" class of the "Global Bond Fund" series, fifty million (50,000,000) shares will be designated as the "Class B shares" class of the "Global Bond Fund" series, and twenty million (20,000,000) shares will be designated as the "Class C shares" class of the "Global Bond Fund" series; three hundred seventy million (370,000,000) shares of authorized capital stock being designated as the "Global Fund" series, of which fifty million (50,000,000) will be designated as the "Class R shares" class of the "Global Fund" series, one hundred million (100,000,000) shares will be designated as the "Class S shares" class of the "Global Fund" series, one hundred million (100,000,000) shares will be designated as the "AARP shares" class of the "Global Fund" series, fifty million (50,000,000) shares will be designated as the "Class A shares" class of the "Global Fund" series, fifty million (50,000,000) shares will be designated as the "Class B shares" class of the "Global Fund" series, and twenty million (20,000,000) shares will be designated as the "Class C shares" class of the "Global Fund" series; two hundred million (200,000,000) shares being designated as the "Global Discovery Fund" series, of which forty million (40,000,000) shares will be designated as the "Class A shares" class of the "Global Discovery Fund" series, twenty million (20,000,000) shares will be designated as the "Class B shares" class of the "Global Discovery Fund" series, ten million (10,000,000) shares will be designated as the "Class C shares" class of the "Global Discovery Fund" series, thirty million (30,000,000) shares will be designated as "Class S shares" or "Scudder shares" class of the "Global Discovery Fund" series, and one hundred million (100,000,000) shares will be designated as the "AARP shares" class of the "Global Discovery Fund" series; and one hundred forty million eight hundred thirty-nine thousand two hundred twenty-one (140,839,221) shares of capital stock which will not be designated or classified.

         THIRD: A description of the "Class R shares" class of the "Global Fund" series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to


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dividends, qualifications and the terms or conditions of redemption of, such shares, as set by the Board of Directors of the Corporation, is as follows:

         (a) Except as provided in the Charter of the Corporation and except as described in (b) below, the "Class R shares" class of the "Global Fund" series shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as the "Class A shares", the "Class B shares", the "Class C shares", the "Class S shares" or the "AARP shares" classes of the "Global Fund" series.

         (b) The "Class R shares" class of the "Global Fund" series may be issued and sold subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, and to such expenses and fees (including, without limitation, distribution expenses under a Rule 12b-1 plan, administrative expenses under an administrative, or service agreement plan or other arrangement, and other administrative, recordkeeping, redemption, service or other fees, however designated), and to such account size requirements, which may be different from the sales loads, charges, expenses, fees or account size requirements of the "Class A shares", the "Class B shares", the "Class C shares", the "Class S shares" and the "AARP shares" classes of the "Global Fund" series, all as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

         FOURTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of any series or class of the Corporation's capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

         FIFTH: The Board of Directors of the Corporation, at a meeting duly called and held, duly authorized and adopted resolutions designating and classifying the authorized but previously unclassified and undesignated shares of the capital stock of the Corporation"" to the extent set forth in these Articles Supplementary.

         IN WITNESS WHEREOF, Global/International Fund, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 10th day of June, 2003; and its Vice President acknowledges that these Articles Supplementary are the act of Global/International Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST                             GLOBAL/INTERNATIONAL
                                   FUND, INC.


/s/Caroline Pearson                /s/John Millette
-------------------                -------------------
Caroline Pearson                   John Millette
Assistant Secretary                Vice President



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